Exhibit 99.1

                Forward Air Corporation Reports Record
             Fourth Quarter and Fiscal Year 2003 Results

    GREENEVILLE, Tenn.--(BUSINESS WIRE)--Feb. 9, 2004--Forward Air Corporation (Nasdaq/NM:FWRD) today reported record results for the fourth quarter and year ended December 31, 2003. The Company is a leading high-service-level contractor to the air cargo industry providing time-definite services in the United States and Canada.
    Operating revenue for the quarter ended December 31, 2003 increased 9.8% to $65.2 million from $59.4 million for the same quarter in 2002. Pre-tax income was $11.7 million, compared with $10.3 million in the prior-year quarter. Excluding items that were unusual in nature, as discussed below, pre-tax income was $8.4 million in the fourth quarter of 2002. Net income for the fourth quarter of 2003 was $7.7 million compared with $6.8 million in the prior-year quarter ($5.6 million excluding unusual items). Diluted earnings per share from operations for the fourth quarter of 2003 were $0.35 compared with $0.31 in the prior-year quarter ($0.26 excluding unusual items).
    Operating revenue for the year ended December 31, 2003 increased 6.8% to $241.5 million from $226.1 million in 2002. Pre-tax income for 2003 was $40.7 million compared with $34.2 million in the prior year. Excluding items that were unusual in nature, pre-tax income was $32.3 million in 2002. Net income for 2003 was $25.8 million compared with $21.6 million in the prior year ($20.4 million excluding unusual items). Diluted earnings per share for 2003 were $1.19 compared with $0.98 in 2002 ($0.92 excluding unusual items).
    Fourth quarter and fiscal year 2002 earnings included the following unusual items: pre-tax income of $1.3 million ($0.04 after-tax per diluted share) from a favorable litigation settlement and pre-tax income of $1.3 million ($0.04 after-tax per diluted share) from a favorable premium adjustment offset, in part, by net pre-tax expense of $0.7 million ($0.02 after-tax per diluted share) relating to real estate and financing activities.
    Commenting on the Company's fourth quarter and year-end results, Bruce A. Campbell, President and Chief Executive Officer, said "We are proud to report record financial results for the fourth quarter and fiscal 2003. During the quarter, we experienced strong demand for services the Company provides, producing approximately 8% revenue growth in our airport-to-airport offering and nearly 4% revenue growth in our dedicated logistics business. The Company expanded its fourth quarter operating margin to 17.8%, its highest level in three years, by remaining focused on profitable growth."

    Earnings Call Information

    Forward Air Corporation will hold its quarterly conference call to discuss third quarter results on Tuesday, February 10, 2004, at 9:00 a.m. EST. The Company's conference call will be available online at www.forwardair.com. The live webcast will begin at 9:00 a.m. EST on Tuesday, February 10, with the replay beginning shortly after the completion of the live call. Additionally, interested parties may participate in the call by dialing 877-461-2816.

                        FORWARD AIR CORPORATION
              Condensed Statements of Income (Unaudited)
                 (In thousands, except per share data)

                            Three months ended        Year ended
                           --------------------  --------------------
                            12/31/03   12/31/02   12/31/03   12/31/02
                           ---------  ---------  ---------  ---------
Operating revenue          $  65,184  $  59,373  $ 241,517  $ 226,072

Operating expenses:
   Purchased
    transportation            27,889     26,824    102,063     99,319
   Salaries, wages and
    employee benefits         14,382     13,195     54,267     50,368
   Operating leases            3,477      3,259     13,102     12,250
   Depreciation and
    amortization               1,823      1,846      7,263      7,461
   Insurance and claims        1,014       (249)     5,153      3,868
   Other operating
    expenses                   5,023      5,257     19,487     20,069
                           ---------  ---------  ---------  ---------
                              53,608     50,132    201,335    193,335
                           ---------  ---------  ---------  ---------
Income from operations        11,576      9,241     40,182     32,737
Other income, net                153      1,037        529      1,421
                           ---------  ---------  ---------  ---------
Pre-tax income                11,729     10,278     40,711     34,158
Income taxes                   4,027      3,468     14,896     12,542
                           ---------  ---------  ---------  ---------
Net income                 $   7,702  $   6,810  $  25,815  $  21,616
                           =========  =========  =========  =========

Income per share:
   Basic                   $    0.36  $    0.32  $    1.21  $    1.00
   Diluted                 $    0.35  $    0.31  $    1.19  $    0.98

Weighted average shares
 outstanding:
   Basic                      21,475     21,273     21,327     21,603
   Diluted                    21,821     21,633     21,707     22,070


                        FORWARD AIR CORPORATION
                        Condensed Balance Sheet
                            (In thousands)

                                              12/31/03       12/31/02
                                              ---------    -----------
Assets:                                       Unaudited    Audited (a)
   Cash and short-term investments            $  86,539     $  53,916
   Other current assets                          36,627        34,858
   Property and equipment, net                   32,912        37,173
   Other assets                                  19,009        19,564
                                              ---------     ---------
Total assets                                  $ 175,087     $ 145,511
                                              =========     =========

Liabilities and shareholders' equity:
   Current liabilities                        $  20,290     $  18,690
   Long-term obligations                          7,089         8,475
   Shareholders' equity                         147,708       118,346
                                              ---------     ---------
Total liabilities and shareholders' equity    $ 175,087     $ 145,511
                                              =========     =========

(a) Taken from audited financial statements, which are not presented in their entirety.

    Important Information

    This press release contains statements with respect to the Company's beliefs and expectations of the outcomes of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Written forward-looking statements may appear in documents filed with the Securities and Exchange Commission, in press releases and in reports to shareholders. Oral forward-looking statements may be made by the Company's executive officers and directors on behalf of the Company to the press, potential investors, securities analysts and others. The Private Securities Litigation Reform Act of 1995 contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures. In connection with this safe harbor provision, the Company is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company in this press release. Without limitation, factors that might cause such a difference include economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the Company's inability to maintain its historical growth rate because of a decreased volume of freight moving through the Company's network or decreased average revenue per pound of freight moving through the network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of the Company's customers and their ability to pay for services rendered, the Company's ability to secure terminal facilities in desirable locations at reasonable rates, the inability of the Company's information systems to handle an increased volume of freight moving through its network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve the Company's transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows, or results of operations. Forward-looking statements can be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," and similar expressions. The Company does not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this press release or to reflect the occurrence of unanticipated events.

    CONTACT: Forward Air Corporation, Greeneville
             Andrew C. Clarke, 423-636-7000